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                                     EXHIBIT 21.1

                           SCHEDULE OF EGGHEAD SUBSIDIARIES
                        FORM 10K FOR FISCAL YEAR ENDED 3/29/97


PARENT COMPANY:  EGGHEAD, INC.

SUBSIDIARIES, WHOLLY OWNED BY EGGHEAD, INC.:

  D J & J SOFTWARE CORPORATION (WA)

  ELEKOM CORPORATION (WA)

       EH DIRECT, INC. (WA)

          MPI CORPORATION (WA) (WHOLLY OWNED SUBSIDIARY OF EH DIRECT, INC.)

       Inactive corporation

  EGGHEAD INTERNATIONAL, INC. (WA)

    Inactive corporation

    EGGHEAD EUROPE, INC. (WA) (WHOLLY OWNED SUBSIDIARY OF EH INTERNATL, INC.)

      Inactive corporation

  NORTH FACE SUB, INC.
   Currently inactive corporation